                                                                 Exhibit 10.23.1

                              REINSURANCE AGREEMENT

                                  BY AND AMONG

                         PLATTE RIVER INSURANCE COMPANY
                                AS CEDING COMPANY
                                       AND
                        DARWIN NATIONAL ASSURANCE COMPANY
                                  AS REINSURER

                               DATED JULY 1, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1  DEFINITIONS ..................................................     1
ARTICLE 2  TERM .........................................................     2
ARTICLE 3  REINSURANCE CEDED ............................................     2
ARTICLE 4  EXTRA-CONTRACTUAL OBLIGATIONS ................................     3
ARTICLE 5  CONSIDERATION ................................................     3
ARTICLE 6  ADMINISTRATION ...............................................     4
ARTICLE 7  REPORTS AND RECONCILIATION ...................................     4
ARTICLE 8  RIGHT OF INSPECTION AND PARTICIPATION ........................     5
ARTICLE 9  THIRD PARTY REINSURANCE AGREEMENTS ...........................     5
ARTICLE 10 INDEMNIFICATION ..............................................     6
ARTICLE 11 COVENANTS ....................................................     6
ARTICLE 12 ERRORS AND OMISSIONS .........................................     7
ARTICLE 13 LEGAL PROCEEDINGS ............................................     8
ARTICLE 14 INSOLVENCY ...................................................     8
ARTICLE 15 REGULATORY APPROVALS .........................................     9
ARTICLE 16 TERMINATION ..................................................     9
ARTICLE 17 GENERAL PROVISIONS ...........................................     9

                              REINSURANCE AGREEMENT

THIS REINSURANCE AGREEMENT (the "Reinsurance Agreement"), effective July 1, 2005, is made by and among Platte River Insurance Company, an insurance company organized and existing under the laws of the State of Nebraska (the "Ceding Company"), and Darwin National Assurance Company, an insurance company organized and existing under the laws of the State of Delaware (the "Reinsurer" or "Darwin"),

                                   WITNESSETH:

WHEREAS, the Ceding Company and Reinsurer are engaged in the property and casualty insurance business;

WHEREAS, the Reinsurer desires to reinsure 100% of the Policy Liabilities (as defined herein), effective on the Reinsurance Effective Date (as defined herein); and

WHEREAS, the Ceding Company desires to have the Reinsurer reinsure the Policy Liabilities, effective on the Reinsurance Effective Date,

NOW, THEREFORE, for and in consideration of the foregoing premises and the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

As used in this Reinsurance Agreement, the following terms shall have the following respective meanings:

"Affiliate" means, with respect to any Person, at the time in question, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

"Applicable Law" means any federal, state or local statute, law, ordinance, regulation, order, writ, injunction, directive, judgment or decree applicable to the parties hereto, or any of their respective Affiliates, properties, or assets, as the case may be.

"Books and Records" means all records, documents, data and information, in any form whatsoever, including, but not limited to, hard copies, computer tapes and drives, CD-ROM or other physical or electronic media, relating to the Policy Liabilities, including all such materials relating to any third party reinsurance relating to such Policy Liabilities.

"Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in either of the States of Wisconsin or Connecticut are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

"Extra Contractual Obligations" means all liabilities for compensatory, consequential, exemplary, punitive, statutory or similar damages which relate to or arise (i) in connection with any alleged or actual act, error or omission by the Ceding Company or any of its Affiliates relating to the Policy Liabilities and/or the Policies, or (ii) in connection with any such alleged or actual act, error or omission by the Reinsurer acting on behalf of Ceding Company or any of its Affiliates.

"Loss or Losses" mean all claims, judgments, awards, losses, liabilities, obligations, damages, payments, deficiencies, costs or expenses (including allocated loss adjustment expenses), including, without limit, any penalties and attorneys' fees and disbursements.

"Person" means any individual, corporation, partnership, firm, joint venture, association, company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit division or other entity.

"Policy Liabilities" means all Losses (net of reinsurance payments actually received by Ceding Company from reinsurers not affiliated with Ceding Company) arising out of or relating to policies written through Darwin Professional Underwriters, Inc. ("DPU") on Ceding Company paper pursuant to an Underwriting Management Agreement between DPU and Ceding Company effective June 1, 2003 and not otherwise ceded by Ceding Company to Darwin National Assurance Company or otherwise paid by the Ceding Company prior to the Reinsurance Effective Date (the "Policies").

"Policy Reserves" means the reserves of Ceding Company as of the Reinsurance Effective Date with respect to the Policy Liabilities without giving effect to this Reinsurance Agreement.

"Reinsurance Effective Date" shall be July 1, 2005.

"Tax or Taxes" means reinsurance premium taxes, reinsurance excise taxes, second injury fund assessments (net of reimbursements, if any), guarantee fund assessments (net of premium tax credits as used) or any other similar premium-based taxes or similar assessments directly arising from, or directly relating to, the Policy Liabilities, including any interest, penalties or additions attributable thereto.

                                    ARTICLE 2

                                      TERM

Subject to all of the provisions set forth herein, this Reinsurance Agreement shall be effective as of the Reinsurance Effective Date and shall remain in effect so long as there are any outstanding Policy Liabilities or until this Reinsurance Agreement is terminated in accordance with the provisions of Article 16 hereof.

                                    ARTICLE 3

                                REINSURANCE CEDED

A. The Ceding Company hereby cedes, and the Reinsurer hereby accepts and assumes, as of the Reinsurance Effective Date, one hundred percent (100%) of the Policy Liabilities incurred by the Ceding Company, including any Taxes.

B. The Ceding Company will use reasonable efforts to provide to the Reinsurer available information relating to the Policy Liabilities. Failure to provide any such information, or include any claim, policy form or other information relating to the Policy Liabilities, shall not affect the reinsurance coverage provided for by this Reinsurance Agreement.

C. Neither the Ceding Company nor the Reinsurer shall have the right to commute the reinsurance ceded under this Reinsurance Agreement, except pursuant to the provisions of paragraph B of Article 16 of this Reinsurance Agreement.

D. The Reinsurer shall follow the fortunes of the Ceding Company for all Policy Liabilities and matters covered by this Reinsurance Agreement in all respects, and the Reinsurer shall be bound by all payments and settlements entered into by the Ceding Company and/or DPU on behalf of the Ceding Company.

                                    ARTICLE 4

                          EXTRA-CONTRACTUAL OBLIGATIONS

The Reinsurer shall pay and be responsible for 100% of any Extra Contractual Obligations arising out of or relating to the Policy Liabilities.

                                    ARTICLE 5

                                  CONSIDERATION

A. The Ceding Company will compute and credit the amount due to the Reinsurer in consideration for the reinsurance provided hereunder a sum equal to the June 30, 2005 GAAP book value of the loss and loss adjustment expense reserves and unearned premium, less any deferred acquisition expense related to the unearned premium, for the Policies, less any ceded unearned premiums and reinsurance receivables from unaffiliated reinsurers on paid and unpaid Losses for the Policies. In addition to any other amounts due Ceding Company, Reinsurer shall reimburse Ceding Company for any and all amounts paid and/or payable by Ceding Company to DPU under the Underwriting Management Agreement between DPU and Ceding Company effective December 12, 2003.

B. Within fifteen (15) business days following the Reinsurance Effective Date, the Ceding Company will remit to the Reinsurer the consideration to be calculated pursuant to paragraph A of this Article. The form of the total consideration may include reinsurance recoverables relating to business reinsured (credited at full GAAP book value), cash, and invested assets of the entities reinsured (as determined by the Ceding Company and credited at market value). All invested assets transferred shall be free and clear of all claims, liens and encumbrances. The Ceding Company and the Reinsurer may, upon mutual agreement, offset amounts due under this Agreement against other amounts due between the parties.

C. The Reinsurer shall be entitled, as a reinsurance premium, to 100% of all collected premiums, salvage and subrogation and any other moneys received by the Ceding

     Company with respect to the Policies after the Reinsurance Effective Date, except for any amount received by Ceding Company for reinsurance recoverables not transferred to the Reinsurer. Any costs, expenses and commissions incurred in collecting the amounts set forth in this paragraph D shall be borne by the Reinsurer.

D. The Reinsurer shall fully reimburse the Ceding Company for any and all losses and expenses (including collection expenses and attorney's fees) arising from the failure of an unaffiliated reinsurer to timely pay the Ceding Company amounts due the Ceding Company in connection with the business covered by this Agreement.

                                    ARTICLE 6

                                 ADMINISTRATION

In further consideration of the mutual promises under this Reinsurance Agreement, the Ceding Company and the Reinsurer agree that the Policy Liabilities will be administered by the Reinsurer provided, however, that Reinsurer may permit DPU to provide administrative services related to these Policy Liabilities in the same manner and to the same extent that DPU provides such services on business written by Ceding Company through DPU. However, notwithstanding the performance of such services by DPU, Reinsurer shall remain directly liable for the performance of such services and Ceding Company shall not be required to compensate DPU in any manner for such services performed as permitted under this Reinsurance Agreement.

                                    ARTICLE 7

                           REPORTS AND RECONCILIATION

A. Periodically, within a time frame as mutually agreed upon by the parties, during the term of this Reinsurance Agreement, there shall be transmitted by the Reinsurer to the Ceding Company, in form and substance mutually agreed upon by the parties, a "summary report" for the period reported on, of all activity relating to the Policy Liabilities. The report shall include, but not be limited to, the amount of gross premiums, commissions, related expenses, reserves and paid losses, as applicable. The report shall also reconcile any amounts due the Ceding Company and Reinsurers under this Reinsurance Agreement.

B. Except to the extent that this Reinsurance Agreement provides otherwise, all amounts shall be paid within twenty (20) Business Days of delivery of such report, and any amount not paid within such twenty (20) Business Day period shall bear simple interest at the 60-Day C.P. Rate (as such rate is published under the caption "Commercial Paper" for a 60-Day duration in Federal Reserve Statistical Release H.15 (519) on the date the payment is made) (the " 60-Day C.P. Rate") from the twentieth Business Day until the date of payment.

C. To the extent Reinsurers has reasonably available the applicable information, or such information as can reasonably be made available, Reinsurers shall prepare all reports reasonably requested by the Ceding Company in connection with tile Policy Liabilities to enable the Ceding Company to comply with any contractual requirements, any and all Applicable Laws including, without limitation, all statutory insurance reporting requirements and, as the case may be, reasonable informational or reporting requests from reinsurers. Any monthly or quarterly reports required to be prepared by Reinsurers shall be prepared within fifteen (15) Business Days following the last day of the applicable month or calendar quarter, as the case may be. Any year-end reports and reports for the Ceding Company's reinsurers required to be prepared by Reinsurers shall be prepared on a timely basis in order for the Ceding Company to comply with any filing deadlines required by law or by contract. All such reports shall include such information as may reasonably be required by the Ceding Company.

                                    ARTICLE 8

                      RIGHT OF INSPECTION AND PARTICIPATION

To the extent permitted by Applicable Law, from the date hereof until the date on which Reinsurer has fulfilled all of its obligations to the Ceding Company under this Reinsurance Agreement, and at any time (without limitation) as may be required in the Ceding Company's judgment in order for the Ceding Company to comply with any Applicable Law or to perform its obligations or responsibilities under this Reinsurance Agreement, the Ceding Company and its authorized representatives may from time to time reasonably request, and Reinsurer shall provide, during normal business hours, full and open access to examine all Books and Records under the control of Reinsurer relating to the Policy Liabilities and to discuss the Policy Liabilities or the reinsurance provided under this Reinsurance Agreement with the employees and agents of Reinsurer who are familiar therewith, so that the Ceding Company shall have sufficient opportunity to make whatever investigation it shall reasonably deem necessary and desirable in connection with the transactions contemplated by this Reinsurance Agreement. Such access and opportunity shall be exercised by the Ceding Company and such authorized representatives in a manner that shall not interfere unreasonably with the operations of Reinsurer. Such access shall include provision by Reinsurer to the Ceding Company of copies of any Books and Records to the extent that the Ceding Company reasonably determines that it requires copies of any such Books and Records in order to carry out the transactions contemplated by this Reinsurance Agreement or for any legitimate business purposes related to this Reinsurance Agreement.

                                    ARTICLE 9

                       THIRD PARTY REINSURANCE AGREEMENTS

A. Future potential recoveries under reinsurance contracts providing aggregate limits shall be apportioned pursuant to generally accepted allocation practices or procedures; provided that the method or the combination of methods actually utilized shall be reasonable and equitable; provided, further, that if the Ceding Company and the Reinsurer do not agree on any allocation, such dispute shall be subject to resolution pursuant to Article 13 hereof.

B. Nothing in this Agreement shall be deemed a warranty or guaranty by the Ceding Company of the reinsurance recoverables transferred to the Reinsurer pursuant to Article 5 hereof.

                                   ARTICLE 10

                                 INDEMNIFICATION

A. The Reinsurer agrees to indemnify, defend and hold harmless the Ceding Company and its directors, officers, employees, successors and permitted assigns from and against all Losses arising under or related to the Policy Liabilities assumed by the Reinsurer under this Reinsurance Agreement and the Extra Contractual Obligations assumed by the Reinsurer pursuant to
     Article 4 hereof.

B. In the event the Ceding Company (or its directors, officers, employees, successors and permitted assigns) shall have a claim for indemnity against the Reinsurer, the Ceding Company shall deliver written notice of such claim with reasonable promptness to the Reinsurer specifying in reasonable detail the facts constituting the basis for and the amount of, the claim asserted. The failure by the Ceding Company to notify the Reinsurer shall not relieve the Reinsurer from any liability that it may have to the Ceding Company with respect to any claim made pursuant to this Article 10. The Ceding Company shall have authority to select counsel and control all aspects of the defense of any matters subject to this Article 10, subject to the approval of the Reinsurer, not to be unreasonably withheld.

                                   ARTICLE 11

                                    COVENANTS

A. The Reinsurer shall maintain Policy Reserves consistent with the law of any jurisdiction having regulatory authority with respect to the Policy Liabilities.

B. The Reinsurer shall, at its own expense, take all steps necessary to ensure that the Ceding Company obtain full financial statement credit in all applicable jurisdictions for the reinsurance ceded under this Reinsurance Agreement, including, to the extent required, the posting of letters of credit or other acceptable security.

C. Notwithstanding any other provision of this Agreement to the contrary, if the Reinsurer becomes unauthorized in any State or Commonwealth of the United States of America or the District of Columbia or any other jurisdiction where authorization is required by insurance regulatory authorities in order for the Ceding Company to obtain credit on its statutory annual statements for the reinsurance being provided under this Reinsurance Agreement, the Reinsurer will establish such escrow accounts, trust accounts for the benefit of the Ceding Company, letters of credit, or a combination thereof as required by Applicable Law to permit the Ceding Company to obtain Credit for such reinsurance upon the request of the Ceding Company if a penalty Would accrue to the Ceding

     Company on its statutory annual statement without such funding. The Ceding Company shall have the option of determining the method of funding to be utilized.

     The Reinsurer shall promptly notify the Ceding Company of any loss of license or authorization or other change or condition which, in the reasonable judgment of the Ceding Company, may affect the ability of the Ceding Company to obtain credit on its statutory financial statements for such reinsurance.

D. In the event (a) the Reinsurer is required to file a "Company Action Plan" as a result of its risk based capital level falling below required levels, which condition is not promptly cured by the Reinsurer upon notice by the Ceding Company, or (b) the AM Best rating of the Reinsurer falls below an "A-", the Reinsurer shall promptly collateralize its reinsurance obligations to the Ceding Company under this Reinsurance Agreement in a manner reasonably satisfactory to the Ceding Company. Such collateralization shall only be required during the period in which the Reinsurer's risk based capital level is below required levels under Applicable Law or (b) of the prior sentence applies.

E. The Reinsurer shall promptly notify the Ceding Company of the occurrence of any of the following events:

     a. As a result of the Reinsurer's risk based capital falling below required levels, the Reinsurer is required to file a "Company Action Plan" or (b) the AM Best rating of the Reinsurer falls below an "A-".

     b. The insolvency of the Reinsurer or the existence of any condition that would provide grounds for the commencement of a rehabilitation, conservation, liquidation or other delinquency proceedings by a governmental entity with respect to the Reinsurer.

F. The Reinsurer shall, within twenty (20) Business Days of notification by the Ceding Company, pay all Taxes.

                                   ARTICLE 12

                              ERRORS AND OMISSIONS

Any delays, errors or omissions on the part of one party occurring in connection with its obligations under this Reinsurance Agreement or any transaction hereunder shall not relieve any other party from any liability which would have otherwise attached had such delay, error or omission not occurred, provided that such error or omission is rectified as soon as reasonably practicable after discovery thereof. Notwithstanding the foregoing, no inadvertent failure by the Ceding Company to give notice to the Reinsurer of a claim or occurrence relating to the Policy Liabilities being reinsured hereunder, regardless of prejudice to the Reinsurer, shall render unenforceable or void the reinsurance relating to such claim being provided under this Reinsurance Agreement.

                                   ARTICLE 13

                                LEGAL PROCEEDINGS

Each of the parties hereto agrees that any legal action or proceeding with respect to this Reinsurance Agreement shall be brought in the Courts of the State of Wisconsin, or the United States District Court for the Western District of Wisconsin and, by execution and delivery of this Reinsurance Agreement, each party hereto irrevocably submits itself in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Reinsurance Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Reinsurance Agreement brought in the courts referred to in the preceding sentence. Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Article 17 (M) hereof and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing herein shall affect or eliminate any right to serve process in any other matter permitted by law.

                                   ARTICLE 14

                                   INSOLVENCY

In the event of the insolvency, liquidation or rehabilitation of the Ceding Company or the appointment of a liquidator, receiver or statutory successor of the Ceding Company, the reinsurance coverage provided hereunder shall be payable by the Reinsurer directly to the Ceding Company or to its liquidator, receiver or statutory successor, on the basis of the liability of the Ceding Company for the Policy Liabilities without diminution because of such insolvency, liquidation, rehabilitation or appointment or because such liquidator, receiver or statutory successor has failed to pay any or a portion of any claims. In any such event, the reinsurance being provided hereunder shall be payable immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the Ceding Company by any court of competent jurisdiction or by any liquidator, receiver or statutory successor. In any such event, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of each claim against the Ceding Company with respect to such Policy Liabilities within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of any such claims, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding in which such claim is to be adjudicated any defense or defenses, which the Reinsurer may reasonably deem available to the Ceding Company or its liquidator, receiver or statutory successor. The expenses incurred in connection therewith by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of such insolvency, liquidation or rehabilitation to the extent of any benefit, which accrues to the Ceding Company, solely as a result of the defense or defenses undertaken by the Reinsurer.

                                   ARTICLE 15

                              REGULATORY APPROVALS

A. It shall be a condition to the effectiveness of this Reinsurance Agreement that the Ceding Company and the Reinsurer shall have obtained prior approval of this Reinsurance Agreement from those state insurance departments or other regulatory authorities, the approval of which is required for the effectiveness of this Reinsurance Agreement.

B. At all times during the term of this Reinsurance Agreement, Reinsurers shall hold and maintain all licenses and authorities required under Applicable Laws to perform its obligations hereunder.

                                   ARTICLE 16

                                   TERMINATION

A.   This Reinsurance Agreement shall be terminated:

     1.   upon the termination of all of the Policy Liabilities;

     2.   by mutual written agreement of the parties; or

     3. at the option of the Ceding Company, upon the occurrence of the commencement of a rehabilitation, liquidation, conservation or other delinquency proceeding against the Reinsurers, or the existence of any condition (continuing as of the date of termination) that would provide reasonable grounds for the commencement of a rehabilitation, liquidation, conservation or other delinquency proceeding against the Reinsurers, under applicable state insurance laws and regulations, which condition is not promptly cured by the Reinsurer upon notice by the Ceding Company of its intent to exercise its rights under this provision.

B. In the event of the termination of this Reinsurance Agreement under paragraph A (3) of this Article, the Ceding Company shall be permitted, at its sole option, to commute the Policy Liabilities. In such an event, the Reinsurer shall transfer to the Ceding Company, subject to any necessary court approval, assets with a fair market value equal to the Policy Liabilities subject to such commutation as of the effective date of the commutation ("Commutation Payment"). All parties shall use their best efforts to cooperate in effectuating the necessary transitions.

                                   ARTICLE 17

                               GENERAL PROVISIONS

A. Invalidity. Unless the invalidity or unenforceability of any provision or portion thereof frustrates the intent of the parties or the purpose of this Reinsurance Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions or portions thereof. In the event that such provision shall be declared unenforceable by a court of competent jurisdiction, such provision or portion thereof, to the extent declared unenforceable, shall be stricken. However, in the event any such provision or portion thereof shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall continue to be fully enforceable as so modified.

B. Entire Agreement. This Reinsurance Agreement constitutes the entire contract between the parties with respect to the reinsurance and administration of the Policy Liabilities and there are no understandings between the parties as to the reinsurance or administrative services to be provided other than as expressed in this Reinsurance Agreement and the Administrative Services Agreement. Any amendment or modification hereto shall be null and void unless made in writing by amendment to this Reinsurance Agreement and executed by all parties.

C. Governing Law. This Reinsurance Agreement shall be deemed to have been made under and governed by the laws of the State of Wisconsin without regard to Wisconsin's choice of law rules.

D. Counterparts. This Reinsurance Agreement may be executed in two or more counterparts, each of which shall be deemed all original, but all of which together shall constitute one and the same instrument. This Reinsurance Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto, which consent shall not unreasonably be withheld.

E. No Third Party Beneficiaries. Nothing in this Reinsurance Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Reinsurance Agreement or any provision contained herein; provided, however, that any person entitled to indemnification pursuant to Article 10 hereof shall be entitled to enforce such article.

F. Assignment. This Reinsurance Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. This Reinsurance Agreement is not assignable except by operation of law or by mutual written consent of the parties hereto.

G. Waivers. The terms of this Reinsurance Agreement may be waived only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

H. Headings. The headings in this Reinsurance Agreement are for the convenience of reference only and shall not affect its interpretation.

I. Exhibits. Each Exhibit referred to herein is incorporated into this Reinsurance Agreement by such reference.

J. Preparation. This Reinsurance Agreement has been jointly prepared by the parties hereto and the terms hereof will not be construed in favor of or against any such party by reason of its participation in such preparation.

K. Reasonableness. Each of the Parties will act reasonably and in good faith on all matters within the terms of this Reinsurance Agreement.

L. Incontestability. In consideration of the mutual covenants and agreements contained herein, each party hereto does hereby agree that this Reinsurance Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party does hereby agree that it shall not contest the validity or enforceability hereof.

M. Notices. All notices, requests, demands, approvals and other communications under this Reinsurance Agreement shall be in writing and shall he delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given upon actual delivery if presented personally or sent by facsimile transmission, in each case to the following addresses:

     If to the Ceding Company:

     Chief Financial Officer
     Capitol Insurance Companies
     4610 University Avenue
     P.O. Box 5900
     Madison, WI 53705-0900
     Fax: 608-231-2053

     With copies to:

     General Counsel
     Capitol Insurance Companies
     4610 University Avenue
     P.O. Box 5900
     Madison, WI 53705-0900
     Fax: 608-231-2053

     If to Reinsurer:

     Chief Financial Officer
     Darwin National Assurance Company
     9 Farm Springs Road
     Farmington, CT 06032
     Fax: 860-284-1301

     With copies to:

     General Counsel
     Darwin National Assurance Company
     9 Farm Springs Road
     Farmington, CT 06032
     Fax: 860-284-1950

Any party may, by notice given in accordance with this Reinsurance Agreement to the other parties, designate another address, fax number or person for receipt of notices hereunder.

N. Offsets: Ceding Company and Reinsurers play offset any balance, whether on account of premiums, commissions, losses or claim expenses, due from one party to the other under this Reinsurance Agreement or under any other reinsurance agreement hereafter entered into between Ceding Company and Reinsurer, provided, however, that in the event of the insolvency, liquidation, or rehabilitation of a party hereto, offsets shall only be permitted to the extent allowed under the terms of this Reinsurance Agreement and applicable law,

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have signed this Reinsurance Agreement.

                                        PLATTE RIVER INSURANCE COMPANY


Date 8/1/05                             By: /s/ David F. Pauly
     -------------------                    ------------------------------------
                                        Name: David F. Pauly
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        DARWIN NATIONAL ASSURANCE COMPANY


Date 8/31/05                            By: /s/ John L. Sennott, Jr.
     -------------------                    ------------------------------------
                                        Name: John L. Sennott, Jr.
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------